Exhibit 10.1

RELEASE OF CLAIMS

This Release of Claims (“Release”) is made and entered into as of this 28th day of November, 2006 by Nicholas Turner, an individual (hereinafter referred to as the “Releasing Party”), and is hereby acknowledged by ARTISTdirect, Inc., a Delaware corporation (the “Company”).

RECITALS

A.            Releasing Party resigned as the Company’s Vice President, Business Development, effective as of August 31, 2006 (the “Resignation Effective Date”).

B.            Releasing Party and the Company have agreed to enter into an independent contractor agreement, in the form attached hereto as Exhibit A (the “Contractor Agreement”), so that Releasing Party may continue to act as a consultant and continue to provide services to the Company, on the terms and conditions set forth therein.

C.            To induce the Company to enter into the Contractor Agreement, Releasing Party has agreed to enter into this Release.

D.            As additional consideration for this Release, the Company has agreed to pay Releasing Party $1,000 on the date this Release is executed and delivered.

Now, therefore, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Releasing Party does as follows:

1.             I shall fully release and forever discharge the Company and its agents, employees, officers, directors, trustees, representatives, owners, attorneys, subsidiaries, related corporations, assigns, successors, and affiliated organizations (hereafter referred to collectively as the “Released Parties”), and each and all of them, from any and all liabilities, claims, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, attorneys’ fees, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which Releasing Party or Releasing Party’s heirs, administrators, executors, successors in interest, and/or assigns have incurred or expect to incur, or now own or hold, or have at any time heretofore owned or held, or may at any time own, hold, or claim to hold by reason of any matter or thing arising from any cause whatsoever prior to the date of the Releasing Party’s execution of this Release.

2.             Without limiting the generality of the foregoing, and by way of example only, I fully release and discharge each and all of the Released Parties from any and all claims, demands, rights, and causes of action that have been or could be alleged against any of said Released Parties (a) in connection with my employment, prior employment agreements, or the termination of such employment; (b) in connection with any and all matters pertaining to my employment by any of the Released Parties, including, but not limited to, any and all compensation, salaries, wages, bonuses, commissions, overtime, monies, pay, allowances, benefits, sick pay, severance pay, retention pay or benefits, paid leave benefits, penalties, interest, damages, and promises on any and all of the above; and (c) under or in connection with the state and federal age discrimination laws, as explained further in Section 3 below.

3.             Without limiting the scope of this Release in any way, I also certify that this Release constitutes a knowing and voluntary waiver of any and all rights or claims that exist or that I have or may claim to have under the Federal Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act of 1990 (“OWBPA”), which is set forth at 29 U.S.C. § § 621, et seq.  This Release does not govern any rights or claims that may arise under the ADEA after the date this Release is signed by the Releasing Party.

4.             This Release extends to any and all claims including, but not limited to, any alleged (a) violation of the National Labor Relations Act, Title VII of the Civil Rights Act, the Americans With Disabilities Act of 1990, the ADEA, as amended by the OWBPA, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985; (b) discrimination on the basis of national origin, sex, race, religion, age, disability, marital status, or any other characteristic protected by law, breach of any express or implied employment contract or agreement, wrongful discharge, breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, misrepresentation, defamation, interference with prospective economic advantage, failure to pay wages due or other monies owed; and (c) any other violation of any local, state or federal law, regulation or ordinance and/or public policy, contract, or tort or common law claim having any bearing whatsoever on the terms and conditions of employment with any of the Released Parties, including, but not limited to, any allegations for costs, fees, or other expenses, including attorneys’ fees, incurred in any of these matters, which the Releasing Party ever had, now has, or may have as of the date of this Release.

5.             Notwithstanding the language contained in Sections 1, 2, 4, 10, and other Sections of this Release, this Release does not apply to any claim which cannot be released as a matter of law, including but not limited to claims under Division 3, Article 2 of the California Labor Code, which includes indemnification and expense reimbursement rights.

6.             This Release constitutes written notice that the Releasing Party has been advised to consult with an attorney prior to executing this Release and that the Releasing Party has carefully considered other alternatives to executing this Release.

7.             Acknowledge that I have been fully compensated for all labor and services performed for the Released Parties and have been reimbursed for all business expenses incurred on behalf of the Released Parties through the date I signed this Release, and that the Released Parties do not owe me any expense reimbursement amounts or any wages, including any vacation pay.

8.             Understand that the aforementioned consideration is not to be construed as an admission on the part of said Released Parties of any liability whatsoever and that the Released Parties deny that they have engaged in any wrongdoing or have any liability whatsoever.

9.             Understand that the Released Parties dispute that any amounts whatsoever are owed to the Releasing Party, but wish to avoid the disruption, inconvenience, and the administrative, legal, and other costs associated with any litigation or other claims by the Releasing Party.  Accordingly, the RELEASING PARTY AGREES NOT TO DISCLOSE, PUBLICIZE OR ALLOW OR CAUSE TO BE PUBLICIZED OR DISCLOSED ANY OF THE TERMS AND CONDITIONS OF THIS RELEASE, THE SETTLEMENT, OR THAT THIS OR ANY SETTLEMENT OR RELEASE HAS BEEN ENTERED INTO, EXCEPT FOR DISCLOSURES TO THE RELEASING PARTY’S SPOUSE AND TAX CONSULTANT AND DISCLOSURES THAT COULD BE NECESSARY TO CHALLENGE ARTISTdirect’s COMPLIANCE WITH THE WAIVER REQUIREMENTS OF THE ADEA AS AMENDED BY THE OWBPA, UNLESS SUCH DISCLOSURE IS REQUIRED OR COMPELLED BY LAW.

10.           The Releasing Party expressly releases any and all claims, damages, and causes of action whatsoever, of whatever kind or nature, whether known or unknown, or suspected or unsuspected, against the Released Parties.  The Releasing Party understands that this Release SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED CLAIMS, DAMAGES AND CAUSES OF ACTION, AS WELL AS THOSE KNOWN AND ANTICIPATED, and does hereby waive any and all rights under Section 1542 of the California Civil Code, which reads as follows:

Section 1542. [Certain claims not affected by general release.]  A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known to him or her must have materially affected his or her settlement with the debtor.

11.           Understand and agree that the Releasing Party will not, for any reason, disclose to others or use for the benefit of anyone other than the Released Parties any trade secret, confidential or proprietary information of the Released Parties, including, but not limited to, information relating to the Released Parties’ customers, employees, consultants, affiliates, products, know-how, techniques, computer systems, programs, policies and procedures, research projects, future developments, costs, profits, pricing, and marketing or customer business information.  The Releasing Party further understands and agrees that the use of any trade secret, confidential or proprietary information belonging to the Released Parties shall be a material breach of this Release.

12.           CIRCULAR 230 DISCLAIMER.  EACH PARTY TO THIS AGREEMENT (FOR PURPOSES OF THIS SECTION, THE “ACKNOWLEDGING PARTY”; AND EACH PARTY TO THIS AGREEMENT OTHER THAN THE ACKNOWLEDGING PARTY, AN “OTHER PARTY”) ACKNOWLEDGES AND AGREES THAT (1) NO PROVISION OF THIS AGREEMENT, AND NO WRITTEN COMMUNICATION OR DISCLOSURE BETWEEN OR AMONG THE PARTIES OR THEIR ATTORNEYS AND OTHER ADVISERS, IS OR WAS INTENDED TO BE, NOR SHALL ANY SUCH COMMUNICATION OR DISCLOSURE CONSTITUTE OR BE CONSTRUED OR BE RELIED UPON AS, TAX ADVICE WITHIN THE MEANING OF UNITED STATES TREASURY DEPARTMENT CIRCULAR 230 (31 CFR PART 10, AS AMENDED); (2) THE ACKNOWLEDGING PARTY (A) HAS RELIED EXCLUSIVELY UPON HIS, HER OR ITS OWN, INDEPENDENT LEGAL AND TAX ADVISERS FOR ADVICE (INCLUDING TAX ADVICE) IN CONNECTION WITH THIS AGREEMENT, (B) HAS NOT ENTERED INTO THIS AGREEMENT BASED UPON THE

RECOMMENDATION OF ANY OTHER PARTY OR ANY ATTORNEY OR ADVISOR TO ANY OTHER PARTY, AND (C) IS NOT ENTITLED TO RELY UPON ANY COMMUNICATION OR DISCLOSURE BY ANY ATTORNEY OR ADVISER TO ANY OTHER PARTY TO AVOID ANY TAX PENALTY THAT MAY BE IMPOSED ON THE ACKNOWLEDGING PARTY; AND (3) NO ATTORNEY OR ADVISER TO ANY OTHER PARTY HAS IMPOSED ANY LIMITATION THAT PROTECTS THE CONFIDENTIALITY OF ANY SUCH ATTORNEY’S OR ADVISER’S TAX STRATEGIES (REGARDLESS OF WHETHER SUCH LIMITATION IS LEGALLY BINDING) UPON DISCLOSURE BY THE ACKNOWLEDGING PARTY OF THE TAX TREATMENT OR TAX STRUCTURE OF ANY TRANSACTION, INCLUDING ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

13.           Acknowledge that I am aware of my right to revoke this Release at any time within the seven-day period following the date I sign it and that the Release shall not become effective or enforceable until the seven-day revocation period expires.  I understand that I will relinquish any right I have to the consideration specified in this Release if I exercise my right to revoke it.

14.           Acknowledge that I am relying solely upon the contents of this Release and am not relying on any other representations whatsoever of the Released Parties as an inducement to enter into this agreement and Release.

15.           The Releasing Party further acknowledges that the Releasing Party (a) has read this Release, (b) has been provided a full and ample opportunity to study it, including a period of at least twenty-one (21) days within which to consider it, (c) has been advised in writing to consult with an attorney prior to signing it, and (d) is signing it voluntarily with full knowledge that it is intended, to the maximum extent permitted by law, as a complete release and waiver of any and all claims.

Dated: November 28, 2006	/s/ Nicholas Turner
Nicholas Turner

Acknowledged by:

Dated: November 28, 2006	/s/ Robert N. Weingarten
(for ARTISTdirect, Inc.)

EXHIBIT A